SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CERADYNE, INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERADYNE, INC.

3169 Redhill Avenue
Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2002

The Annual Meeting of Stockholders of Ceradyne, Inc., a Delaware corporation (the “Company”) will be held at the Radisson Hotel, 4545 MacArthur Blvd., Newport Beach, CA 92660, on Monday, July 29, 2002, at 10:00 a.m. local time, for the following purposes, all as set forth in the attached Proxy Statement.

1.	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

2.	To approve an amendment to the Company’s 1994 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on June 7, 2002 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

Stockholders are cordially invited to attend the meeting in person. However, even if you do plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it without delay in the enclosed postage paid envelope. If you do attend the meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

By Order of the Board of Directors

Howard F. George
Secretary

Costa Mesa, California
June 21, 2002

CERADYNE, INC.

3169 Redhill Avenue
Costa Mesa, California 92626

ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2002

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy on behalf of the Board of Directors of Ceradyne, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Monday, July 29, 2002, and at any adjournments thereof. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first mailed to stockholders on or about June 21, 2002.

The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this statement, the Board of Directors knows of no other business which will be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Stockholders are requested to date, sign and return the enclosed proxy to make certain that their shares will be voted at the meeting. Any proxy given may be revoked by the stockholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with him a proxy bearing a later date, or by attendance at the meeting and voting in person. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, proxies will be voted FOR the election as directors of the seven nominees below, and FOR approval of Proposal 2.

VOTING SHARES AND VOTING RIGHTS

The close of business on June 7, 2002 has been fixed as the record date for stockholders entitled to notice of and to vote at the meeting. As of that date, there were 8,462,805 shares of Common Stock of the Company outstanding and entitled to vote, the holders of which are entitled to one vote per share. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business.

In the election of directors, a stockholder may cumulate his or her votes for one or more candidates, but only if such candidate’s or candidates’ names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder thinks fit. The seven candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

Proxies marked “withheld” as to any director and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, proxies marked “withheld” and broker non-votes have no legal effect on the election of directors under Delaware law. Proxies marked “abstain” as to a particular proposal will be counted in the tabulation of the votes cast, and will have the same effect as a vote “against” that proposal. Broker non-votes will not be counted in determining the total number of votes cast on Proposal 2 and, therefore, will have no effect on whether this proposal is approved.

The following table sets forth information as of June 7, 2002, regarding the beneficial ownership of the common stock of the Company by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Joel P. Moskowitz 3169 Redhill Avenue Costa Mesa, CA 92626	1,213,110	(2)	14.3%
Ford Motor Company The American Road Dearborn, MI 48121	1,027,300		12.1%
Dimensional Fund Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	562,500	(3)	6.6%
Pequot Capital Management, Inc. 500 Nyala Farm Rd. Westport, CT 06880	499,000	(4)	5.9%
David P. Reed	90,017	(5)	1.1%
Frank Edelstein	59,400	(6)	*
Milton L. Lohr	37,000	(7)	*
Howard F. George	35,057	(8)	*
Richard A. Alliegro	33,000	(9)	*
Earl E. Conabee	15,425	(10)	*
Wilford D. Godbold, Jr.	16,000	(11)	*
Eduard Bagdasarian	5,000	(12)	*
Christopher Johnson	—		—
All current executive officers and directors as a group (10 persons)	1,504,009	(13)	17.8%

*	Less than 1%

(1)	Except as otherwise noted, the beneficial owners have sole voting and investment powers with respect to the shares indicated, subject to community property laws where applicable.

(2)	Includes 50,000 shares subject to options held by Mr. Moskowitz, which are currently exercisable or will be come exercisable within 60 days of June 7, 2002.

(3)
Based on information contained in a statement on Schedule 13G dated January 30, 2002, as filed with the Securities and Exchange Commission. As stated in such Schedule 13G, all shares are held on behalf of advisory clients of Dimensional Fund Advisors, Inc., which disclaims beneficial ownership of such shares.

(4)
Based upon information contained in a statement dated February 14, 2002 as filed with the Securities and Exchange Commission. As stated in such Schedule 13G, all shares are held on behalf of advisory clients of Pequot Capital Management, Inc., which disclaims beneficial ownership of such shares.

(5)	Includes 57,000 shares subject to options held by Mr. Reed, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(6)	Includes 39,500 shares subject to options held by Mr. Edelstein, which are currently exercisable or will become exercisable within 60 days of June 7, 2001.

(7)	Includes 37,000 shares subject to options held by Mr. Lohr, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(8)	Includes 29,300 shares subject to options held by Mr. George, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(9)	Includes 32,000 shares subject to options held by Mr. Alliegro, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(10)	Includes 1,600 shares subject to options held by Mr. Conabee, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(11)	Includes 15,000 shares subject to options held by Mr. Godbold, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(12)	Includes 5,000 shares subject to options held by Mr. Bagdasarian, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

(13)	Includes 266,400 shares subject to options, which are currently exercisable or will become exercisable within 60 days of June 7, 2002.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with the bylaws of the Company, the number of directors constituting the Board of Directors is currently fixed at seven. All seven directors are to be elected at the 2002 Annual Meeting and will hold office until the 2003 Annual Meeting and until their respective successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the seven nominees proposed by the Board of Directors. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them according to the cumulative voting rules to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. All of the nominees named below have consented to being named herein and to serve if elected.

Set forth below are the names and ages of the nominees for election to the Board of Directors, the present position with the Company of each nominee, the year each nominee was first elected a director of the Company, the principal occupation of each nominee, directorships held with other public companies, and additional biographical data. The beneficial ownership of the Company’s Common Stock by each of the nominees as of June 7, 2002 is set forth in the table under “Voting Shares and Voting Rights” above.

Name	Age	Present Position with the Company	Year First Elected Director
Joel P. Moskowitz	63	Chairman of the Board, President and Chief Executive Officer	1967
Richard A. Alliegro	71	Director	1992
Eduard Bagdasarian	37	Director	2002
Frank Edelstein	76	Director	1984
Wilford D. Godbold, Jr.	64	Director	2000
Christopher Johnson	36	Director	2002
Milton L. Lohr	76	Director	1986

Joel P. Moskowitz co-founded the Company’s predecessor in 1967. He served as President of the Company from 1974 until January 1987, and from September 1987 to the present. Mr. Moskowitz also serves as Chairman of the Board and Chief Executive Officer of the Company, which positions he has held since 1983. Mr. Moskowitz currently serves on the Board of Trustees of Alfred University. Mr. Moskowitz obtained a B.S. in Ceramic Engineering from Alfred University in 1961 and an M.B.A. from the University of Southern California in 1966.

Richard A. Alliegro has served on the Board of Directors of the Company since 1992. Mr. Alliegro retired from Norton Company in 1990 after 33 years, where his last position was Vice President, Refractories and Wear, for Norton’s Advanced Ceramics operation. He served as President of Lanxide Manufacturing Co., a subsidiary of Lanxide Corporation, from May 1990 to February 1993. Mr. Alliegro currently is the owner of AllTec Consulting, Inc., a ceramic technology consulting firm. Mr. Alliegro obtained B.S. and M.S. degrees in Ceramic Engineering from Alfred University in 1951 and 1952, respectively, and serves as a member of the Board of Trustees of that university.

Eduard Bagdasarian was appointed to the Board of Directors on February 25, 2002 to fill the vacancy created by the resignation of Leonard Allenstein. He is Managing Director and Chief Operating Officer of the investment-banking firm of Barrington Associates, where he has been employed since 1989. Mr. Bagdasarian chairs Barrington Associates’ Executive Committee and serves on its Board of Directors. Mr. Bagdasarian is a registered General and Financial Principal with the NASD. He is a graduate of UCLA with a degree in Business/Economics.

Frank Edelstein has served on the Board of Directors of the Company since 1984. Mr. Edelstein has been a Vice President of StoneCreek Capital, Inc., an investment banking firm, since November 1986. From 1979 to November 1986, he was Chairman of the Board of International Central Bank & Trust Company, which was acquired by Continental Insurance Co. in July 1983. Mr. Edelstein is currently a director of Arkansas Best Corp. and IHOP Corp. Prior positions included senior officer status at Automatic Data Processing, Inc. and Olivetti Corporation, as well as President of CPI Pension Services, Inc.

Wilford D. Godbold, Jr. has been a member of the Board of Directors of the Company since July 2000. Mr. Godbold is currently a private investor. From 1982 to 1998, Mr. Godbold was employed by Zero Corporation, a manufacturer of packaging systems for the electronics industry, where he served as President and Chief Executive Officer from 1984 to 1998. From 1966 to 1982, he was engaged in the private practice of law with Gibson Dunn & Crutcher, specializing in mergers and acquisitions, corporate finance and general corporate law. Mr. Godbold holds an A.B. degree in Political Science from Stanford University, and a J.D. from UCLA Law School. Mr. Godbold is a director of Sempra Energy and K2, Inc.

Christopher Johnson was appointed to the Board of Directors on February 25, 2002 to fill the vacancy created by the resignation of Paul Blumberg, Ford’s previous representative on Ceradyne’s Board. Mr. Johnson is Technology Venture Fund Manager of Ford Motor Company. Mr. Johnson manages Ford Motor Company’s strategic venture capital fund and has led various financial transactions involving third parties, and is involved with Ford-related venture technology concepts. Mr. Johnson has worked for Ford Motor Company since 1998. Prior to Ford Motor Company, Mr. Johnson worked for Aeroquip Corporation for eleven years as Director of New Business Planning. Mr. Johnson is on the Board of Directors of several technology companies where Ford has an investment. He has a degree in Business Administration from the University of Toledo and an MBA from the University of Michigan with emphasis in international business and strategy.

Milton L. Lohr served as a director of the Company from 1986 until October 1988, when he resigned to accept a position as Deputy Undersecretary of Defense for Acquisitions. He held that position until May 1989 and was re-elected as a director of the Company in July 1989. Mr. Lohr is currently a partner of L. F. Global Investments, LLC, a San Diego based financial institution with activities in money management funds, venture capital and asset management coupons. He served as the first Deputy Under Secretary of Defense for Acquisition in both the Reagan and Bush administrations, with responsibility to assist in overseeing the Department of Defense’s major acquisition programs as well as exercising oversight of international programs and U.S. Arms Control Compliance activities. He also served as U.S. Acquisition Representative to the NATO Conference of National Armament Directors and provided leadership guiding U.S. armament cooperative programs, and in developing and establishing policy initiatives aimed at promoting cooperation on major weapon systems and technology among the NATO Allies. He also served on the Four Power Group with members from the UK, France, Germany and the U.S. Mr. Lohr previously held the position of President of Defense Development Corporation, a defense-related research and development company, from 1990 to 1993. Mr. Lohr also held the position of Senior Vice President of Titan Systems, a defense-related research and development company, from 1986 to 1988, and was founder and CEO of Defense Research Corporation, a defense consulting firm, from 1983 to 1986. Mr. Lohr served from 1969 to 1983 as Executive Vice-President of Flight Systems, Inc., a firm engaged in aerospace and electronic warfare systems. Mr. Lohr has over thirty-five years experience in government positions and aerospace and defense management. He served as a panel member of the President’s Science Advisory Committee, a member of the Office of the Secretary of Defense, Army Science Board, as well as other ad hoc government related assignments.

Directors are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company has agreed to nominate a representative of Ford Motor Company for election as a director pursuant to an agreement made in March 1986, pursuant to which agreement Ford acquired a total of 1,207,299 shares of the Company’s Common Stock. Joel P. Moskowitz and members of his family have agreed to vote a portion of their shares of the Company’s Common Stock, if necessary, for the election of Ford’s nominee. Mr. Christopher Johnson is Ford’s current representative.

Information Regarding the Board of Directors and its Committees

The Board of Directors of the Company held four meetings during 2001. Each director attended 100% of the aggregate of all meetings of the Board (with the exception of Christopher Johnson who missed one meeting) and its committees on which they served during 2001.

The Board of Directors has established Audit, Compensation, Stock Option and Nominating Committees.

The Audit Committee meets with the Company’s independent accountants and with management to review the Company’s financial statements, the scope of the annual audit and internal accounting controls, and recommends to the Board the selection of the independent accountants. The Audit Committee is currently composed of Messrs. Alliegro, Edelstein, Godbold and Lohr and met five times during 2001. The members of the Audit Committee satisfy the independence, financial literacy and expertise requirements of the National Association of Securities Dealers, Inc.

The Compensation Committee’s function is to review and make recommendations to the Board regarding executive officers’ compensation. This committee, which is currently composed of Mr. Edelstein, as chairperson, and Messrs. Alliegro, Godbold and Lohr, met once during 2001.

The Stock Option Committee is currently composed of Mr. Moskowitz, as chairperson, and Mr. Lohr. This committee, which acted by written consent four times during 2001, administers the Company’s 1983 Stock Option Plan, the Company’s 1994 Stock Incentive Plan, and the 1995 Employee Stock Purchase Plan.

The Nominating Committee was appointed by the Board of Directors on May 20, 2002, and is composed of Mr. Moskowitz, as chairperson, and Messrs. Edelstein and Lohr. The Nominating Committee is responsible for making recommendations to the Board of Directors regarding candidates to serve on the Board. The Nominating Committee does not consider nominees recommended by the stockholders. The Nominating Committee held its first meeting on May 20, 2002.

Directors are paid fees for their services on the Board of Directors in such amounts as are determined from time to time by the Board. During 2001, a fee of $500 per month plus $1,000 for each Board meeting attended was paid to each non-employee director, other than the Ford representative, Mr. Christopher Johnson, who did not receive a fee.

In addition, non-employee directors, other than the Ford representative, receive stock options from time-to-time under the Company’s 1994 Stock Incentive Plan. During 2001, options to purchase 5,000 shares were granted to each of Messrs. Allenstein, Alliegro, Bagdasarian, Edelstein, Godbold and Lohr. Each option vests in full three months after the date of grant, has a term of 10 years, and an exercise price equal to the fair market value of the Common Stock on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows certain information concerning the compensation of the Chief Executive Officer and the other most highly compensated executive officers of the Company whose aggregate compensation for services in all capacities rendered during the year ended December 31, 2001 exceeded $100,000 (collectively, the “Named Executive Officers”):

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (# of Shares)
Joel P. Moskowitz Chairman of the Board, Chief Executive Officer and President	2001 2000 1999	$274,923 259,000 240,085	$48,915 51,970 16,027	50,000 — —

Earl E. Conabee Vice President	2001 2000 1999	$118,540 113,000 106,872	— — —	2,500 2,000 —

Howard F. George Vice President and Chief Financial Officer	2001 2000 1999	$117,193 111,000 104,327	$8,856 8,545 —	2,500 2,000 —

David P. Reed Vice President	2001 2000 1999	$151,846 143,000 132,919	$41,985 37,905 —	5,000 10,000 10,000

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of options to each of the Named Executive Officers during the year ended December 31, 2001. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future Common Stock prices, and no assurance can be given that any appreciation will occur or that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

Name	Options Granted (# of Shares)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%($)	10%($)
Joel P. Moskowitz	50,000	29.5%	$6.70	09/06/11	$210,680	$533,904
Earl E. Conabee	2,500	1.5%	6.70	09/06/11	10,534	26,696
Howard F. George	2,500	1.5%	6.31	12/20/10	9,921	25,141
David P. Reed	5,000	3.0%	6.70	09/06/11	21,068	53,390

(1)
The per share exercise price of all options granted is the fair market value of the Company’s Common Stock on the date of grant. Options have a term of 10 years and become exercisable in five equal installments, each of which vests at the end of each year after the grant date, except that the option granted to Mr. Moskowitz became fully vested three months after the date of grant.

(2)
The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company’s common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information regarding option exercises during the year ended December 31, 2001 by the Named Executive Officers, the number of shares covered by both exercisable and unexercisable options as of December 31, 2001 and the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2001:

Name	No. of Shares Acquired on Exercise	Value Realized(2)	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joel P. Moskowitz	—	—	50,000	—	$228,500	$—
Earl E. Conabee	—	—	2,000	5,700	$10,015	$18,523
Howard F. George	—	—	29,300	5,200	$185,629	$17,966
David P. Reed	—	—	53,300	24,700	$405,923	$110,755

(1)	Based upon the closing price of the Common Stock on December 31, 2001, as reported by the Nasdaq National Market ($11.27 per share).

(2)	Represents the closing sale price of the Common Stock on the date of exercise, less the exercise price per share, multiplied by the number of shares acquired.

Additional Equity Compensation Plan Information

The following table provides additional information regarding the Company’s equity compensation plans as of December 31, 2001.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	705,760	$5.15	58,605
Equity compensation plans not approved by security holders	—	—	—
Employee Stock Purchase Plan(2)	N/A	N/A	113,657

Totals	705,760	$5.15	172,262

(1)	Includes shares subject to stock options outstanding under the 1994 Stock Incentive Plan, and shares available for additional option grants under that plan, as of December 31, 2001.

(2)	Includes shares available for issuance under the 1995 Employee Stock Purchase Plan as of December 31, 2001.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

Report of the Audit Committee of the Board of Directors

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee of the Board is composed of four (4) non-employee directors and operates under a written charter adopted by the Board. The Audit Committee during the year ended December 31, 2001 consisted of Mr. Godbold, as chairperson, and Messrs. Alliegro, Edelstein and Lohr as members. The members of the Audit Committee satisfy the requirements of the National Association of Securities Dealers, Inc. with respect to independence, financial expertise and experience. The Audit Committee held five (5) meetings during fiscal year 2001.

The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter is attached as Exhibit A to this proxy statement.

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company.

Pursuant to the charter, the Audit Committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors;

•	To review the general scope of the annual audit and the fees charged by the independent auditors; and

•	To reassess the adequacy of the charter at least annually.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Arthur Andersen LLP, the independent auditors for the Company for the year ended December 31, 2001. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are, in fact, “independent.”

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Members of the Audit Committee

Richard Alliegro	Wilford D. Godbold, Jr. (Chairperson)
Frank Edelstein	Milton L. Lohr

Report of the Compensation and Stock Option Committees
of the Board of Directors on Executive Compensation

The following Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee.    Executive compensation decisions are made by the four-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee reviews compensation programs and policies, monitors the performance and compensation of executive officers, and other key employees and makes appropriate recommendations and reports to the Board of Directors. Executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors. Decisions regarding awards under the 1994 Stock Incentive Plan are administered by the Stock Option Committee, except that the stock option granted to Mr. Moskowitz was approved by the entire Boards.

Compensation Policies.    The Company maintains a compensation program designed to attract and retain highly qualified executives and to motivate management. The Company’s compensation philosophy, as reflected in its compensation and benefit arrangements, is that an executive’s “at risk” compensation should be tied directly to his or her contribution to the Company’s success in achieving performance objectives and that compensation incentives should align executive officers’ and shareholders’ interests.

The Company’s executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options. Bonuses and stock options constitute the “at risk” portion of the compensation program. The compensation of executive officers for 2001 reflected the Compensation Committee’s commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for the executive officers in 2001, the Compensation Committee considered information provided by the Company’s Chief Executive Officer, Mr. Joel P. Moskowitz.

At the present time, none of the compensation payable to the executive officers is subject to limitation under Section 162M of the Internal Revenue Code (which limits the deductibility of compensation of $1 million per executive, per year).

Salaries.    The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in industry, and (ii) consistent with each executive’s actual and expected contributions to the Company’s short-term and long-term success. The Board of Directors, acting on the Compensation Committee’s recommendation, increased Mr. Moskowitz’s base salary in 2001. The increase reflected the Compensation Committee’s and the Board of Directors’ assessment of his performance in light of the Company’s performance in the prior fiscal year as compared to its annual budget as approved by the Board of Directors. Salary increases for the other senior executives effected during 2001 were based on similar considerations including individual performance and position tenure.

Bonus Awards.    Bonuses paid to executive officers are based primarily on a targeted percentage of net income before taxes, and in part on discretionary factors determined by the Compensation Committee based on the individual performance of each executive.

Stock Options.    Stock options are periodically granted to executive officers and other key employees under the Company’s 1994 Stock Incentive Plan (the “Plan”). The Plan is administered by the Stock Option Committee of the Board of Directors, which consists of the Chief Executive Officer and one other director. Stock options are viewed as a form of long-term compensation and are intended to enable the Company to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders. In determining the size of each stock option grant, the Stock Option Committee evaluates several factors, including primarily the executive’s actual and potential contributions to the Company’s long-term success, and, to a lesser extent, the amount of options currently held by the executive for whom an option grant is being considered. Stock options are granted at the fair market value of the Company’s stock on the date of grant and generally vest over a period of five years. In September 2001, the Board of Directors approved the grant to Mr. Moskowitz of an option to purchase 50,000 shares, in recognition of Mr. Moskowitz’ substantial past contributions to the success of the Company, and to provide him with additional incentives and potential long-term compensation for his continued services. This option, which became fully vested three months after grant, is the only stock option ever granted by the Company to Mr. Moskowitz, who founded the Company in 1967.

Members of the Compensation Committee		Members of the Stock Option Committee
Richard A. Alliegro Frank Edelstein* *chairperson	Wilford D. Godbold, Jr. Milton L. Lohr	Joel P. Moskowitz*	Milton L. Lohr

CERTAIN TRANSACTIONS

On March 11, 1986, the Company sold 526,316 shares of its Common Stock to Ford Motor Company (“Ford”) at a price of $19.00 per share, for a total purchase price of $10,000,000. At the same time, the Company and Ford created a new corporation, Ceradyne Advanced Products, Inc. (“CAPI”), and entered into agreements involving a broad-based technology transfer, licensing and joint development program. Under the agreements, Ford contributed technology and a portfolio of United States and foreign patents relating to technical ceramics to CAPI in exchange for 80% of CAPI’s capital stock, and Ceradyne acquired the remaining 20% of CAPI in exchange for $200,000. The technology and patents contributed by Ford were developed in the Ford Research Laboratories over a 15-year period. Under the March 11, 1986 agreements, the Company was granted an option to acquire Ford’s 80% interest in CAPI in exchange for an additional 680,983 shares of Ceradyne Common Stock, which the Company exercised effective February 12, 1988. As a result, Ceradyne now owns 100% of CAPI. Ford sold 179,999 shares during 2001 and 2002, and now owns 1,027,300 shares of the Company’s Common Stock. The Company and Ford also entered into a joint development agreement which includes a commitment by Ford to contribute funds on a matching value basis with Ceradyne, for the development by Ceradyne of technical ceramic products oriented towards the automotive market.

So long as Ford continues to own 5%, or more, of the Company’s outstanding Common Stock, Ceradyne has agreed to use its best efforts to cause one person designated by Ford to be elected a member of the Ceradyne Board of Directors and, under certain circumstances in the event the Company issues additional shares of its Common Stock in a public or private transaction, to permit Ford to purchase, at the same price and terms upon which sold by the Company in such transaction, additional shares of Ceradyne Common Stock to enable Ford to maintain its percentage ownership of the Company.

In connection with the sale of stock to Ford, Joel P. Moskowitz, Chairman of the Board, Chief Executive Officer and President of the Company, and members of his immediate family agreed to vote shares of the Company’s Common Stock owned by them in favor of the election of Ford’s nominee to the Board of Directors. However, they may first vote that number of shares that is necessary to assure the election of Joel P. Moskowitz as a director of the Company, and any shares that are not necessary to assure the election of Mr. Moskowitz and a Ford nominee to the Board of Directors may be voted by them without restriction.

COMPANY STOCK PERFORMANCE GRAPH

The following graph denotes a comparison of the cumulative total return to stockholders of the Company, the Nasdaq Stock Market (U.S. Companies), and the Nasdaq stocks (SIC 3200-3299 U.S. Companies, stone, clay, glass and concrete products) from December 31, 1996 to December 31, 2001:

Comparison of Five Year Cumulative Total Returns
Performance Graph for
Ceradyne, Inc.

AMENDMENT TO THE 1994 STOCK INCENTIVE PLAN TO
INCREASE THE NUMBER OF AUTHORIZED SHARES

(Proposal 2)

The Board of Directors has approved, subject to stockholder approval, an amendment to the 1994 Stock Incentive Plan (the “1994 Plan”) to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000 shares, from 950,000 to 1,050,000. Presently, there are available approximately 60,605 shares of Common Stock for the grant of new options under the 1994 Plan. The additional 100,000 shares will be reserved for future use by being offered to existing or new directors and employees who meet the qualifications for participation in the Plan. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the Plan is necessary to continue the effectiveness of the 1994 Plan in achieving the Company’s objective to attract and retain the services of qualified persons upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

The following table sets forth information with respect to options granted, under the 1994 Plan, to the persons designated during the year ended December 31, 2001.

Name and Position	Dollar Value*	Number of Shares
Joel P. Moskowitz Chairman of Board, Chief Executive Officer and President	$6.70	50,000
David P. Reed Vice President	$6.70	5,000
Howard F. George Vice President	$6.31	2,500
Earl E. Conabee Vice President	$6.70	2,500
All Current Executive Officers as a Group (4 persons)	$6.68	60,000
Non-Employee Director Group (6 persons)	$6.70	30,000
Non-Executive Officer Employee Group (36 persons)	$6.82	101,500
Non-Employee Service Providers (2 persons)	$6.50	10,000

*
This figure represents the exercise price of the options, which is equal to the fair market value of the shares of Common Stock at the date of grant of the option. As of June 7, 2002, the market value of the Company’s Common Stock as reported by the NASDAQ Stock Market was $8.00 per share.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the adoption of the amendment to the 1994 Stock Incentive Plan, assuming the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

Description of the 1994 Plan

The following description of the 1994 Plan is qualified in its entirety by reference to the 1994 Plan. A copy of the 1994 Plan will be available at the Annual Meeting and can also be obtained by a shareholder making a written request to the Company’s Secretary.

The 1994 Plan provides that options may be granted to employees, officers and directors (including non-employee officers and directors), consultants and other service providers of the Company and of any present or future subsidiary of the Company. As of May 7, 2002, approximately 450 persons were eligible to participate in the 1994 Plan. Options can be granted for the purchase of up to 1,050,000 shares of Common Stock, subject to stockholder approval of the amendment. The 1994 Plan provides for appropriate adjustments in the number and kind of shares subject to the 1994 Plan and to outstanding options in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Options may be granted either as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as nonqualified stock options.

The 1994 Plan is administered by the Stock Option Committee (the “Committee”) of the Board of Directors, which selects the recipients of options. The Committee also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. The term of options may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price may not be less than 100% of fair market value per share of the Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no restriction as to the maximum number of options that may be granted to any optionee, except that the aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1994 Plan and any other plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

The option price is payable in full upon exercise, and payment may be made in cash, or in the discretion of the Committee by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), the optionee’s promissory note in a form and on terms acceptable to the Committee, the cancellation of indebtedness of the Company to the optionee, the waiver of compensation due or accrued to the optionee for services rendered, a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (“NASD Dealer”) whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, “margin” commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price to the Company, or by any combination of the foregoing methods of payment.

Options granted under the 1994 Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution.

The Board of Directors has the right at any time to terminate or amend the 1994 Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee’s consent.

Federal Income Tax Consequences

The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options.    There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the optionee’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer’s basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, if the optionee disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the optionee disposes of the shares less than two years after the date of grant or less than one year after the date of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. Subject to Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1,000,000 per executive officer, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

Nonqualified Stock Options.    The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of a nonqualified stock option the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. An optionee’s tax basis for the stock for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

GENERAL
Independent Accountants

On May 20, 2002, the Company dismissed its independent auditors, Arthur Andersen LLP, and engaged PricewaterhouseCoopers LLP as its new independent auditors. The change in auditors became effective on May 20, 2002. This determination followed the Company’s decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Board of Directors upon the recommendation of the Audit Committee. PricewaterhouseCoopers will audit the Company’s financial statements for the fiscal year ending December 31, 2002.

The audit reports of Arthur Andersen on the Company’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 20, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years ended December 31, 2001, or within the interim period through May 20, 2002.

During the two most recent fiscal years ended December 31, 2001, and the subsequent interim period through May 20, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of Pricewaterhouse Coopers LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire. We do not expect any representative of Arthur Andersen to be present at the Annual Meeting.

Fees Paid to Independent Accountants.    Fees paid to Arthur Andersen LLP for the year ended December 31, 2001 were comprised of the following:

Audit fees	$109,000
Financial information systems design and implementation fees	$ 0
All other fees*	$ 57,560

*	Consists primarily of income tax consulting, planning and return preparation, merger and acquisition support, and other operational consulting projects.

Stockholder Proposals and Advance Notice Procedures

The federal proxy rules (SEC Rule 14a-8) specify the requirements for inclusion of stockholder proposals in the Company’s Proxy Statement for the Annual Meeting of Stockholders. Stockholders who wish to have proposals included in the Company’s Proxy

Statement for action at the 2003 Annual Meeting must submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement so that they are received by the Secretary no later than February 22, 2003, and must also comply with the other requirements set forth in SEC Rule 14a-8.

If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with SEC Rule 14a-8, the stockholder must follow procedures outlined in the Company’s Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company’s Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 60 days nor more than 90 days prior to the date of the meeting. However, if the Company has given less than 70 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 10th business day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of the Company.

Expenses of Solicitation

The cost of soliciting the enclosed form of proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, without additional compensation, also solicit proxies either personally or by telephone, telegram or special letter.

Howard F. George
    Secretary

June 21, 2002

EXHIBIT A

CERADYNE, INC.
AUDIT COMMITTEE CHARTER

This Charter, as amended from time to time, will govern the operations of the Audit Committee of CERADYNE, INC. (the “Company”). The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s financial reporting process.

Organization and Qualifications

•	The composition of the Committee will meet the requirements established by the National Association of Securities Dealers, Inc. (“NASD”).

•
The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, none of whom have any relationship to the Company that may interfere with the exercise of independence from management and the Company. Each member of the Committee shall be “independent,” as defined by the NASD’s listing standards.

•
All Committee members, as determined by the Board of Directors in its business judgment, shall be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member, as so determined by the Board of Directors, shall have accounting or related financial management expertise.

•	The Committee will establish its meeting schedule, including executive sessions with management and the outside auditors.

•
The Committee is empowered to investigate any matter it deems appropriate with full access to all books, records, facilities, and personnel of the Company and has the power to retain outside counsel, or other experts for this purpose.

Statement of Policy

•
The Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Company’s financial management, as well as the outside auditors, have more time, knowledge and detailed information of the Company than does the Audit Committee. Consequently, the Committee’s role is one of oversight, and it does not provide any expert assurance or certification as to the Company’s financial statements or the work of the outside auditors. However, the outside auditors and management are ultimately accountable to the Board of Directors and the Audit Committee.

Responsibilities and Processes

The following are common recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may modify and supplement them as appropriate.

•
The Committee, subject to any action that may be taken by the Board of Directors, will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

•	The Committee will review and discuss with management the audited financial statements.

•	The Committee will discuss with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

•
The Committee will request annually from the outside auditors, a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board No. 1, and will discuss any disclosed relationships and their impact on the outside auditors’ independence. Additionally, the Committee shall recommend that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

•	The Committee will discuss with management and the outside auditors the adequacy of the Company’s internal controls.

•
The Committee, based upon the reviews and discussions noted above, will make a recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K.

•	The Committee will review and reassess the adequacy of this Charter, at least on an annual basis, and will recommend any changes believed to be appropriate to the Board of Directors.

***

                            [LOGO OF CERADYNE, INC.]

                                 Ceradyne, Inc.
           This Proxy is Solicited on Behalf of the Board of Directors
                For Annual Meeting of Stockholders July 29, 2002

     The undersigned hereby appoints Joel P. Moskowitz and Howard F. George, and each of them, as Proxies, with full power of substitution, to vote the shares of
Ceradyne, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Ceradyne, Inc. to be held at
The Radisson Hotel, located at 4545 MacArthur Blvd., Newport Beach, California
92660, on Monday, July 29, 2002 at 10:00 a.m. local time and at any adjournment thereof.
                                                           -----------
                                                           SEE REVERSE
                                                              SIDE
                                                           -----------

                   Please date, sign and mail your proxy card
                           back as soon as possible!

                         Annual Meeting of Stockholders
                                 CERADYNE, INC.

                                  July 29, 2002

                 Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.
   1. Election       FOR    WITHHELD                                                                    FOR      AGAINST    ABSTAIN
      of             [_]     [_]           Nominees:                2. Approve amendment to the         [_]        [_]        [_]
      Directors.                           Joel P. Moskowitz           Company's 1994 Stock Incentive
   For, except vote withheld from the      Richard A. Alliegro         Plan.
   following nominee(s):                   Eduard Bagdasarian
   (Instruction: To withhold authority     Frank Edelstein          3. In their discretion, the Proxies are authorized to vote upon
   to vote for any individual nominee      Wilford D. Godbold, Jr.     such other business as may properly come before the meeting.
   write that nominee's name on the        Christopher D. Johnson
   space provided below.)                  Milton L. Lohr           This Proxy confers discretionary authority to cumulate and distribute votes for any or all of the nominees named above
   ___________________________________                              for which the authority to vote has not been withheld.

                                                                    This proxy, when properly executed, will be voted in the
                                                                    manner directed herein. If no direction is made, this Proxy will be voted FOR the election of directors and FOR Proposal 2.

                                                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                    USING THE ENCLOSED ENVELOPE.

SIGNATURE ___________________________________  DATE ____________  SIGNATURE ___________________________________  DATE _____________

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.